TeraWulf Announces December 2024 Production and Operations Update

Secured high-performance computing (HPC) data center leases with Core42 for more than 70 MW of digital infrastructure, representing total revenue of more than $1 billion over initial 10-year term

Earned 158 self-mined bitcoin in December for a total of 2,728 bitcoin year-to-date and 423 in Q4 2024

Achieved 9.7 EH/s of installed self-mining capacity, a 94% year-over-year increase

EASTON, Md. – January 3, 2025 – TeraWulf Inc. (Nasdaq: WULF) ("TeraWulf" or the "Company"), a leading owner and operator of vertically integrated, next-generation digital infrastructure powered by predominantly zero-carbon energy, today provided its unaudited monthly production and operations update for December 2024.

December 2024 Production and Operations Highlights

- **Bitcoin Production**: Self-mined 158 bitcoin, with an average daily production rate of approximately 5.1 bitcoin.

- **Operating Capacity**: Achieved 9.7 EH/s of installed self-mining capacity, a 94.0% year-over-year increase.

- **Power Costs**: Achieved an average power cost of $62,805 per bitcoin mined, equivalent to approximately $0.078/kWh, excluding proceeds from demand response and ancillary services.

Key Metrics[1]	December 2024	November 2024
Bitcoin Self-Mined	158	115
Value per Bitcoin Self-Mined[2]	$ 98,326	$ 83,947
Power Cost per Bitcoin Self-Mined	$ 62,805	$ 41,190
Avg. Operating Hash Rate (EH/s)[3]	8.4	5.9
Nameplate Miner Efficiency (J/TH)[4]	19.2	19.2

Management Commentary

"In December, we finalized data center lease agreements totaling over 70 MW of our infrastructure, representing a potential revenue opportunity exceeding $1 billion over the initial 10-year terms," said Paul Prager, TeraWulf's Chief Executive Officer. "These agreements are a significant milestone for TeraWulf, not only representing our entry into HPC hosting but also demonstrating the immense value of our sustainable and scalable digital infrastructure."

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[1] All figures except Bitcoin Self-Mined are estimates and remain subject to standard month-end adjustments.

[2] Computed as the weighted-average opening price of bitcoin on each respective day the Bitcoin Self-Mined is earned.

[3] While nameplate mining inventory as of December 31, 2024 for Lake Mariner is estimated at 9.7 EH/s, actual monthly hash rate performance depends on a variety of factors, including (but not limited to) performance tuning to increase efficiency and maximize margin, scheduled outages (scopes to improve reliability or performance), unscheduled outages, curtailment due to participation in various cash generating demand response programs, derate of ASICs due to adverse weather and ASIC maintenance and repair. Performance in November was impacted by planned outage for electrical upgrades and miner fleet upgrade work.

[4] Nameplate miner efficiency excludes auxiliary load.

Prager added, “We are in active discussions with additional tenants to utilize the remaining 178 MW of near-term HPC hosting capacity at Lake Mariner, including our inaugural partner, Core42. Core42 retains a time-limited option for an additional 135 MW of capacity to be delivered in early 2026, further emphasizing the growing demand for our low-cost, predominantly zero-carbon infrastructure. In parallel, we are evaluating strategic site acquisition opportunities to extend our footprint beyond the 750 MW potential at Lake Mariner, solidifying our leadership in the next generation of digital infrastructure.” Production and Operations Update TeraWulf’s commitment to operational excellence and sustainability continues to drive its growth across the Company’s bitcoin mining and HPC hosting businesses. As of December 31, 2024, TeraWulf's operational bitcoin mining capacity was 195 MW with an installed self-mining hash rate of approximately 9.7 EH/s. December’s average hash rate was 8.4 EH/s, reflecting performance tuning to optimize margins in a higher winter power price environment. Construction of miner building 5 (MB-5, 50 MW) is proceeding on schedule, with foundation pours completed and building framing underway, with target completion in mid Q1 2025. On the WULF Compute front, under the recently announced data center lease agreements, TeraWulf will deliver more than 70 MW of turn-key data center infrastructure to host Core42’s HPC operations at the Lake Mariner facility in Upstate New York. The infrastructure will include the WULF Den (2.5 MW), CB-1 (20 MW), and CB-2 (50 MW), which have all been fully funded. About TeraWulf TeraWulf develops, owns, and operates environmentally sustainable, next-generation data center infrastructure in the United States, specifically designed for Bitcoin mining and high-performance computing. Led by a team of seasoned energy entrepreneurs, the Company owns and operates the Lake Mariner facility situated on the expansive site of a now retired coal plant in Western New York. Currently, TeraWulf generates revenue primarily through Bitcoin mining, leveraging predominantly zero- carbon energy sources, including hydroelectric and nuclear power. Committed to environmental, social, and governance (ESG) principles that align with its business objectives, TeraWulf aims to deliver industry-leading economics in mining and data center operations at an industrial scale.

Forward-Looking Statements This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of bitcoin and other cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the various providers of cryptocurrency mining services; (3) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining, and/or regulation regarding safety, health, environmental and other matters, which could require significant expenditures; (4) the ability to implement certain business objectives and to timely and cost-effectively execute integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to growth strategies or operations; (6) loss of public confidence in bitcoin or other cryptocurrencies and the potential for cryptocurrency market manipulation; (7) adverse geopolitical or economic conditions, including a high inflationary environment; (8) the potential of cybercrime, money- laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (9) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of TeraWulf, including mining equipment and infrastructure equipment meeting the technical or other specifications required to achieve its growth strategy; (10) employment workforce factors, including the loss of key employees; (11) litigation relating to TeraWulf and/or its business; and (12) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov. Investors: Investors@terawulf.com Media: media@terawulf.com